                                                                     EXHIBIT 4.2

                                                                   WARRANT No. 1


NO SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS WARRANT OR THE SHARES PURCHASABLE HEREUNDER SHALL BE MADE EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED. TRANSFER OF THIS WARRANT IS ALSO RESTRICTED BY AN AGREEMENT DATED February 24, 2000. A COPY
OF WHICH IS AVAILABLE FROM THE ISSUER.


                              WARRANT CERTIFICATE

                      WARRANT TO PURCHASE COMMON STOCK IN
                             Xcel Management, Inc.

                            Exercisable Commencing
                                August 1, 2000

                                  Void After

                               February 25, 2003

     THIS CERTIFIES that, for value received, Consulting & Strategy International, LLC, or registered assigns, is entitled, subject to the terms and conditions set forth in this Warrant, to purchase from Xcel Management, Inc., a Utah corporation (the "Company"), up to Two Hundred Fifty Thousand (250,000), fully paid and nonassessable shares of common stock of the Company (the "Common Stock"), at any time commencing August 1, 2000, at Two Dollars & Fifty Cents ($2.50) per share, subject to adjustment as provided in Section 5 below. This Warrant is issued pursuant to a Warrant Purchase Agreement between Consulting & Strategy International, LLC and the Company, dated February 24, 2000 and is subject to all the terms thereof, including the limitations on transferability set forth in Sections 4 and 5 thereof.

     1. This Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional share), by the presentation and surrender of this Warrant with the form of Election to Purchase duly executed, at the principal office of the Company (or at such other address as the Company may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company), together with payment of the exercise price by any of the following means, or a combination thereof, at the election of the holder:

     (i)   cash, certified check or cashier's check or wire transfer; or

     (ii) surrender of the Warrant at the principal office of the Company together with holder's notice of election, in which event the Company shall immediately issue the holder the number of shares of Common Stock computed using the following formula:

           X = Y (A-B)/A

Where: X = the number of shares of Common Stock to be issued to the holder (not to exceed the number of shares set forth on the cover page of this Warrant Agreement, as adjusted pursuant to the provisions of
           Section 5 of this Warrant Agreement).

           Y = the number of shares of Common Stock for which the Warrant is being exercised.

           A = the "Market Price" of one share of Common Stock (for purposes of this Section), shall be defined as the closing price of the Common Stock on the business day immediately prior to the date of exercise of this Warrant (the "Closing Bid Price"), as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or if the Common Stock is not traded on NASDAQ, the Closing Bid Price in the over-the-counter market; provided, however, that if the Common Stock is listed on a stock exchange, the Market Price shall be the Closing Bid Price on such exchange; and, provided further, that if the Common Stock is not quoted or listed by any organization, the fair value of the Common Stock, as reasonably determined by the Board of Directors of the Company, whose determination shall be conclusive, shall be used)

           B = the Exercise Price of $________/share.


The shares of Common Stock so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares of Common Stock as of the earliest date allowed by applicable U.S. Federal securities law(s). The Company shall deliver to the holder, as promptly as practicable, certificates representing the shares being purchased; and, in case of exercise hereof in part only, the Company upon surrender hereof, will deliver to the holder a new Warrant Certificate or Warrant Certificates of like tenor entitling the holder to purchase the number of shares as to which this Warrant has not been exercised.

     2. Nothing contained herein shall be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company.

     3. The Company shall not issue certificates representing fractions of shares of Common Stock upon the exercise of this Warrant, but shall make a cash payment for any fractional share based on the market price of the Common Stock on the date of exercise, which shall be the closing sale price on the principal exchange on which the Common Stock is traded; or if not traded on any exchange, then the representative closing bid price in the over-the-counter market. All calculations under this Section 3 and under Section 5 shall be made to the nearest cent or shares, as the case may be.

     4. Subject to the limitations on transfer set forth in Sections 4 and 5 of the Warrant Purchase Agreement, this Warrant is exchangeable, upon its surrender by the holder at the office of the Company referred to in Section 1 above, for new warrants (containing the same terms as this Warrant) each representing the right to purchase such number of shares of Common Stock as shall be designated by such holder at the time of such surrender (but not exceeding in the aggregate the remaining number of shares of Common Stock which may be purchased hereunder). Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of a bond of indemnity (which bond may be waived by Company) satisfactory to the Company (or, in the case of mutilation, upon surrender of this Warrant), the Company will issue to the holder a replacement warrant (containing the same terms as this Warrant). As used herein, "Warrant" shall include all new warrants issued in exchange for or replacement of this Warrant.

     5. If the Company shall pay a dividend in shares of its Common Shares, subdivide (split) its outstanding shares of Common Stock, combine (reverse split) its outstanding shares of Common Stock, issue by reclassification of its shares of Common Stock any shares or other securities of the Company, or distribute to holders of its Common Stock any securities of the Company or of another entity, the number of shares of Common Stock or other securities the holder hereof is entitled to purchase pursuant to this Warrant immediately prior thereto shall be adjusted so that the holder shall be entitled to receive upon exercise the number of shares of Common Stock or other securities which he or she would have owned or would have been entitled to receive after the happening of any of the events described above had this Warrant been exercised immediately prior to the happening of such event, and the exercise price per share shall be correspondingly adjusted; provided, however, that no adjustment in the number of shares and/or the exercise price shall be required unless such adjustment, or cumulative adjustments, would require an increase or decrease of at least one percent (1%) in such number and/or price; and provided further, however, that any adjustments which by reason of this Section 5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. An adjustment made pursuant to this Section 5 shall become effective immediately after the record date in the case of the stock dividend or other distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. The holder of this Warrant shall be entitled to participate in any subscription or other rights offering made to holders of the Company's Common Stock to the extent he or she would have been entitled had this Warrant been exercised in the full number of shares as to which this Warrant remains unexercised immediately prior to the record date for such rights offering. If the Company is consolidated or merged with or into another corporation or if all or substantially all of its assets are conveyed to another corporation this Warrant shall thereafter be exercisable for the purchase of the kind and number of shares of stock or other securities or property, if any, receivable upon such consolidation, merger or conveyance by a holder of the number of shares of Common Stock of the Company which could have been purchased on the exercise of this Warrant immediately prior to such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as reasonably determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holder of this Warrant to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the number of shares of Common Stock the holder of this Warrant is entitled to purchase) shall thereafter by applicable, as nearly as possible, in relation to any shares of Common Stock or other securities or other property thereafter deliverable upon the exercise of this Warrant. Upon any adjustment of the number of shares of Common Stock or other securities the holder of this Warrant is entitled to purchase, and of any change in exercise price per share, then in each such case the Company shall give written notice thereof to the then registered holder of this Warrant at the address of such holder as shown on the books of the Company, which notice shall state such change and set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Each such notice shall be accompanied by a specific, written statement of the firm of independent certified public accountants retained to audit the financial statements of the Company to the effect that such firm fully concurs in the Company's calculation of the change.

     6.   If at any time:

     (a) The Company shall declare a dividend or other distribution on its Common Stock payable otherwise than in cash at the same rate as the immediately preceding regular dividend or in Common Stock;

     (b) The Company shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights in Company or any other entity;

     (c) There shall be any plan or agreement of reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

     (d) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall give to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, at least ten (10) days prior to the applicable record date or dates, a specific, written notice summarizing such action or event and stating the record date or dates for any such dividend or rights (or if a record is not to be taken, the date or dates as of which the holders of Common Stock of record to be entitled to such dividend or rights are to be determined), the date on which any such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding up is expected to become effective, and the date or dates as of which it is expected the holders of Common Stock of record shall be entitled to effect any exchange of their shares of Common Stock for securities of other property deliverable upon any such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding up.

     7. Notwithstanding anything to the contrary stated herein, at any time after the date of this Agreement the bid price of the Company's Common Stock is Five dollars ($5.00) or higher for thirty (30) consecutive trading days, the holder shall be required to exercise this Warrant (or any unexercised portion thereof) within one (1) calendar year thereafter. In the event holder fails to exercise this Warrant, or any unexercised portion thereof, within the allotted time, upon expiration of said period, this Warrant, or any unexercised portion thereof, shall immediately become null and void and of no further force and effect. Company shall give holder confirmed delivery, written notice that this Warrant will expire no less than forty-five (45) days nor more than ninety (90) days before the Warrant actually expires.

      In Witness Whereof, the Company has caused this Warrant to be signed by its duly authorized officers on the 24/th/ day of February __, 2000.


                                   Xcel Management, Inc

                                   By: /s/ M. Carroll Benton
                                       --------------------------------
                                       M. CARROLL BENTON, Treasurer


Attest:

M. Carroll Benton
-----------------------------
M. CARROLL BENTON, Secretary

                             ELECTION TO PURCHASE

To:  _______________________



     The undersigned hereby irrevocably elects to exercise the attached Warrant Certificate to the extent of ______ shares of the Common Stock of ____________________________ . The undersigned elects to make payment as provided for in [_] Section 1. (i) and/or Section 1. (ii) [mark out as appropriate], and requests that the certificate or certificates for such shares be issued in the name of and delivered as follows:

                    INSTRUCTIONS FOR REGISTRATION OF STOCK

Name: ________________________________________________________________________

Address: _____________________________________________________________________

______________________________________________________________________________

                              AMENDMENT NO. 3 TO
                          WARRANT PURCHASE AGREEMENT

     THIS AMENDMENT NO. 3 TO WARRANT PURCHASE AGREEMENT (this "Amendment") is effective as of August 31, 2000 by and between Insynq, Inc., a Delaware corporation (the "Company"), and Consulting and Strategy International, LLC ("Holder").

                              W I T N E S S E T H

     WHEREAS, the parties have executed that certain Warrant Purchase Agreement as of February 24, 2000; and

     WHEREAS, the parties have executed that certain Amendment No. 1 to Warrant Purchase Agreement as of June 9, 2000;

     WHEREAS, the parties have executed that certain Amendment No. 2 to Warrant Purchase Agreement as of July 31, 2000; and

     WHEREAS, the parties have deemed it to be in their mutual best interests to further amend the Warrant Purchase Agreement and the underlying four warrant certificates covering five hundred thousand (500,000) warrants each (the "Warrant Certificates") to reflect a new exercise date to purchase common stock, $0.001 par value per share (the "Common Stock"), of the Company thereunder.

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Each Warrant Certificate, and the applicable provisions of the Warrant Purchase Agreement, are hereby amended to reflect a new exercise date of December 1, 2000, pursuant to which Holder shall be entitled to exercise the warrants reflected by the Warrant Certificates to purchase Common Stock.

     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth above.

                         CONSULTING & STRATEGY INTERNATIONAL, LLC


                         By:
                               ----------------------------------
                         Name:
                                ---------------------------------
                         Title:
                                ---------------------------------


                         INSYNQ, INC.

                         By:
                               ----------------------------------
                         Name:
                                ---------------------------------
                         Title:
                                ---------------------------------

                              AMENDMENT NO. 2 TO
                           WARRANT PURCHASE AGREEMENT


     THIS AMENDMENT NO. 2 TO WARRANT PURCHASE AGREEMENT (this "Amendment") is effective as of July 31, 2000 by and between Xcel Management, Inc., a Utah corporation (the "Company"), and Consulting and Strategy International, LLC ("Holder").

                              W I T N E S S E T H

     WHEREAS, the parties have executed that certain Warrant Purchase Agreement as of February 24, 2000; and

     WHEREAS, the parties have executed that certain Amendment No. 1 to Warrant Purchase Agreement as of June 9, 2000; and

     WHEREAS, the parties have deemed it to be in their mutual best interests to further amend the Warrant Purchase Agreement and the underlying warrant certificates (the "Warrant Certificates") to reflect a new exercise date to purchase common stock, $0.001 par value per share (the "Common Stock"), of the Company thereunder.

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Each Warrant Certificate, and the applicable provisions of the Warrant Purchase Agreement, are hereby amended to reflect a new exercise date of November 1, 2000, pursuant to which Holder shall be entitled to exercise the warrants reflected by the Warrant Certificates to purchase Common Stock.

     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth above.

                         CONSULTING & STRATEGY INTERNATIONAL, LLC


                         By:  _____________________________________
                         Name:  ___________________________________
                         Title: ___________________________________


                         XCEL MANAGEMENT, INC.

                         By:  _____________________________________
                         Name:  ___________________________________
                         Title: ___________________________________

                              AMENDMENT NO. 1 TO
                          WARRANT PURCHASE AGREEMENT


     THIS AMENDMENT NO. 1 TO WARRANT PURCHASE AGREEMENT (this "Amendment") is effective as of June 9, 2000 by and between Xcel Management, Inc., a Utah corporation (the "Company"), and Consulting and Strategy International, LLC ("Holder").

                              W I T N E S S E T H

     WHEREAS, the parties have executed that certain Warrant Purchase Agreement as of February 24, 2000; and

     WHEREAS, the parties have deemed it to be in their mutual best interests to amend the Warrant Purchase Agreement and the underlying warrant certificates (the "Warrant Certificates") to reflect a new exercise date to purchase common stock, $0.001 par value per share (the "Common Stock"), of the Company thereunder.

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Each Warrant Certificate, and the applicable provisions of the Warrant Purchase Agreement, are hereby amended to reflect a new exercise date of October 1, 2000, pursuant to which Holder shall be entitled to exercise the warrants reflected by the Warrant Certificates to purchase Common Stock.

     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth above.


                         CONSULTING & STRATEGY INTERNATIONAL, LLC


                         By: _____________________________________
                         Name: ___________________________________
                         Title: __________________________________


                         XCEL MANAGEMENT, INC.


                         By: _____________________________________
                         Name: ___________________________________
                         Title: __________________________________